SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 16, 2008

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway

Suite 200B

Austin, Texas 78746

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2008, HealthTronics, Inc. (the “Company”) sold the office building in which its principal executive offices are located to HPI Acquisition Company, LLC (“HPI”) for approximately $6,750,000 (the “Sale”). The Sale was pursuant to the Earnest Money Contract—Commercial Improved Property (Office Condominiums) entered into by and between the Company and HPI dated April 1, 2008 (as amended on each of April 15, 2008 and May 12, 2008, the “Sales Contract”). The Sales Contract is attached to this Form 8-K as Exhibit 10.1.

On June 16, 2008, the Lease Agreement by and between the Company and HEP-Davis Spring, L.P., an affiliate of HPI (“HEP”), dated May 19, 2008 (the “Lease Agreement”), became effective simultaneously with the closing of the Sale. The Company intends to relocate its principal executive offices to the leased space. The term of the Lease Agreement is eight years. The initial monthly base rent to be paid pursuant to the Lease Agreement will be $51,923.00 and will gradually increase to $67,707.60 by the final month of the Lease Agreement. The Lease Agreement is attached to this Form 8-K as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Earnest Money Contract—Commercial Improved Property (Office Condominiums) dated as of April 1, 2008 (as amended on each of April 15, 2008 and May 12, 2008) by and between HealthTronics, Inc. and HPI Acquisition Company, LLC.

10.2	Lease Agreement dated May 19, 2008, by and between HealthTronics, Inc. and HEP-Davis Spring, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC.
(Registrant)

Dated: June 20, 2008	By:	/s/ Richard A. Rusk
	Name:	Richard A. Rusk
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Earnest Money Contract—Commercial Improved Property (Office Condominiums) dated as of April 1, 2008 (as amended on each of April 15, 2008 and May 12, 2008) by and between HealthTronics, Inc. and HPI Acquisition Company, LLC.

10.2	Lease Agreement dated May 19, 2008, by and between HealthTronics, Inc. and HEP-Davis Spring, L.P.